Exhibit 4.3

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

No. 1	CUSIP No.: 88947E AR1

4.875% Senior Notes due 2025

TOLL BROTHERS FINANCE CORP.

a Delaware corporation

promises to pay to CEDE & CO.

or registered assigns the principal sum of THREE HUNDRED FIFTY MILLION DOLLARS ($350,000,000) on November 15, 2025

4.875% Senior Notes due 2025

Interest Payment Dates: May 15 and November 15

Record Dates: May 1 and November 1

Authenticated: October 30, 2015

TOLL BROTHERS FINANCE CORP.

By
Name:	Joseph R. Sicree
Title:	Senior Vice President and Chief Accounting Officer

By
Name:	Martin P. Connor
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Global Note]

THE BANK OF NEW YORK MELLON, as Trustee, certifies that this is one of the Securities referred to in the within mentioned Indenture.

By:
Authorized Signatory

Dated: October 30, 2015

[Signature Page to Global Note]

TOLL BROTHERS FINANCE CORP.

4.875% SENIOR NOTES DUE 2025

1.	Interest.

TOLL BROTHERS FINANCE CORP. (the “Issuer”), a Delaware corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuer will pay interest semiannually on May 15 and November 15 of each year, commencing on May 15, 2016, until the principal is paid or made available for payment. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from October 30, 2015, provided that, if there is no existing Default in the payment of interest and if this Security is authenticated between a Record Date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment.

The Issuer will pay interest on the Securities (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special Record Date as may be fixed by the Issuer) to the Persons who are registered Holders of Securities at the close of business on May 1 or November 1, as the case may be, preceding such interest payment date (capitalized terms not defined herein have the meanings given to those terms in the Indenture or the Authorizing Resolution pertaining to the Securities of the Series of which this Security is a part, as applicable). Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.	Paying Agent and Registrar.

Initially, The Bank of New York Mellon (the “Trustee”) will act as Paying Agent and Registrar. The Issuer may change or appoint any Paying Agent, Registrar or co-Registrar without notice. Toll Brothers, Inc. (the “Company”) or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-Registrar.

4.	Indenture.

The Issuer issued the Securities under an Indenture dated as of February 7, 2012 (the “Indenture”), among the Issuer, the Company, the other Guarantors and the Trustee. The terms of the Securities and the Guarantee include those stated in the Indenture (including those terms set forth in the Authorizing Resolution or supplemental indenture pertaining to the Securities of the Series of which this Security is a part) and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “TIA”) as in effect on the date of the Indenture. The Securities and the Guarantee are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and the applicable Authorizing Resolution or supplemental indenture. Requests may be made to: Toll Brothers Finance Corp., c/o Toll Brothers, Inc., 250 Gibraltar Road, Horsham, Pennsylvania 19044, Attention: Chief Financial Officer.

5.	Optional Redemption.

Prior to August 15, 2025, the Issuer may, at its option, redeem the Securities in whole at any time, or in part from time to time, by providing at least 30 but not more than 60 days’ prior notice thereof, at a redemption price equal to the greater of:

•	100% of the principal amount of the Securities being redeemed; and

•	the present value of the Remaining Scheduled Payments on the Securities being redeemed on the redemption date, discounted to the date of redemption, on a semiannual basis, at the Treasury Rate plus 50 basis points (0.50%).

The Issuer will also pay accrued and unpaid interest on the Securities being redeemed to the date of redemption.

On or after August 15, 2025, the Issuer may, at its option, redeem the Securities in whole at any time, or in part from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest on the principal amount of the Securities being redeemed to the redemption date.

In determining the redemption price and accrued and unpaid interest, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

If money sufficient to pay the redemption price of and accrued and unpaid interest on the Securities to be redeemed is deposited with the Trustee on or before the redemption date, on and after the redemption date interest will cease to accrue on the Securities (or such portions thereof) called for redemption and such Securities (or such portions thereof) will cease to be outstanding.

If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed, if the Securities are listed on a national securities exchange, in accordance with the rules of such exchange, or if the Securities are not so listed, on either a pro rata basis or by lot or by such method as the Trustee shall deem fair and appropriate. The Trustee shall make the selection from Securities outstanding and not previously called for redemption. Securities in denominations of $2,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $2,000 or any integral multiple of $1,000 thereof) of the principal of Securities that have denominations larger than $2,000. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at the registered address of such Holder. On and after the redemption dates, interest ceases to accrue on the Securities or portions thereof called for redemption, provided that if the Issuer shall default in the payment of such Securities at the redemption price together with accrued and unpaid interest, interest shall continue to accrue at the rate borne by the Securities.

6.	Denominations, Transfer, Exchange.

The Securities are in registered form only without coupons in denominations of $2,000 and integral multiples of $1,000 thereof. A Holder may transfer or exchange Securities by presentation of such Securities to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Security selected for redemption, except the unredeemed part thereof if the Security is redeemed in part, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

7.	Persons Deemed Owners.

The registered Holder of this Security shall be treated as the owner of it for all purposes.

8.	Unclaimed Money.

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuer at its request. After that, Holders entitled to the money must look to the Issuer for payment unless an abandoned property law designates another Person.

9.	Amendment, Supplement, Waiver.

Subject to certain exceptions, the Indenture, the Guarantee or the Securities may be amended or supplemented by the Issuer with the consent of the Holders of at least a majority in principal amount of the outstanding Securities and any past default or compliance with any provision relating to the Securities may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the outstanding Securities. Without the consent of any Holder, the Issuer may amend or supplement the Indenture, the Guarantee or the Securities to cure any ambiguity, omission, defect or inconsistency (provided such action does not adversely affect the rights of the Holders), to evidence the succession of another Person to the Issuer or any Guarantor, to add covenants of the Issuer or of the Guarantors under Article Four of the Indenture for the benefit of the Holders or to surrender rights or powers conferred upon the Issuer or the Guarantors by the Indenture, to add Events of Default for the benefit of the Holders, to change or eliminate any provisions of the Indenture (provided such change or elimination shall become effective only when none of the Securities are outstanding), to add Guarantors, to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee, to close the Indenture as to authentication and delivery of additional Securities, to supplement Indenture provisions to permit or facilitate defeasance and discharge of the Securities (provided such action does not adversely affect the rights of the Holders), to provide that specific Indenture provisions shall not apply to an unissued Series of Securities, to provide for uncertificated Securities in addition to or in place of certificated Securities, to create a Series and establish its terms, to remove a Guarantor, other than the Company, which, in accordance with the terms of the Indenture, ceases to be liable in respect of the Guarantee, or to make any other change (provided such action does not adversely affect the rights of any Holder).

10.	Trustee Dealings with the Company.

The Bank of New York Mellon, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

11.	Discharge of Indenture.

The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

12.	No Recourse against Others.

A director, officer, employee or stockholder, as such, of the Issuer shall not have any liability for any obligations of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

13.	Authentication.

This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

14.	Governing Law.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

15.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

ASSIGNMENT FORM

If you, the Holder, want to assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s social security or tax ID number)

(Print or type assignee’s name, address, and zip code)

and irrevocably appoint agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your signature: (Sign exactly as your name appears on the other side of this Security)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

GUARANTEE

The Guarantors listed on Schedule I attached hereto (the “Guarantors”) have unconditionally guaranteed, jointly and severally on a senior basis (such guarantee by each Guarantor being referred to herein as the “Guarantee”), (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms set forth in Article Nine of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. No past, present or future stockholder, partner, member, officer, director, manager, general partner, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such Person’s status as stockholder, partner, member, officer, director, manager, general partner, employee or incorporator. Each Holder of a Security by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantee. Each Holder of a Security by accepting a Security agrees that any Guarantor other than Toll Brothers, Inc. shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

TOLL BROTHERS, INC.

By:
Name:	Martin P. Connor
Title:	Senior Vice President and Chief Financial Officer

THE GUARANTORS LISTED ON SCHEDULE I, ATTACHED HERETO

By:
Name:	Martin P. Connor
Title:	Authorized Signatory

Attest:
Name:	Joseph R. Sicree
Title:	Senior Vice President and Assistant Secretary

[Signature Page to Global Note Guarantee]

SCHEDULE I

The Guarantors

110-112 Third Ave. GC II LLC (NY)	Component Systems I LLC (DE)
110-112 Third Ave. GC LLC (NY)	Component Systems II LLC (DE)
110-112 Third Ave. Realty Corp. (NY)	CWG Construction Company LLC (NJ)
126-142 Morgan Street Urban Renewal LLC (NJ)	Dominion Country Club, L.P. (VA)
134 Bay Street LLC (DE)	Dominion Valley Country Club I LLC (VA)
1400 Hudson LLC (NJ)	Dominion Valley Country Club II LLC (VA)
1450 Washington LLC (NJ)	Enclave at Long Valley I LLC (NJ)
1500 Garden St. LLC (NJ)	Enclave at Long Valley II LLC (NJ)
2301 Fallston Road LLC (MD)	ESE Consultants, Inc. (DE)
353-357 Broadway LLC (NY)	Estates at Princeton Junction, L.P. (NJ)
353-357 Broadway Member LLC (NY)	Estates at Rivers Edge, L.P. (NJ)
5-01 — 5-17 48th Avenue GC II LLC (NY)	Fairfax Investment, L.P. (VA)
5-01 — 5-17 48th Avenue GC LLC (NY)	Fairway Valley, Inc. (DE)
5-01 — 5-17 48th Avenue II LLC (NY)	Farmwell Hunt, L.P. (VA)
5-01 — 5-17 48th Avenue LLC (NY)	First Brandywine Investment Corp. II (DE)
51 N. 8th Street GC II LLC (NY)	First Brandywine Investment Corp. IV (DE)
51 N. 8th Street GC LLC (NY)	First Brandywine LLC I (DE)
51 N. 8th Street I LLC (NY)	First Brandywine LLC II (DE)
51 N. 8th Street L.P. (NY)	First Brandywine LLC III (DE)
700 Grove Street Urban Renewal, LLC (NJ)	First Brandywine LLC IV (DE)
89 Park Avenue LLC (NY)	First Brandywine Partners, L.P. (DE)
Amwell Chase, Inc. (DE)	First Huntingdon Finance Corp. (DE)
Arbor Hills Development LLC (MI)	Franklin Farms G.P., Inc. (DE)
Arbors Porter Ranch, LLC (CA)	Frenchman’s Reserve Realty, LLC (FL)
Arthur’s Woods, LLC (MD)	Golf I Country Club Estates at Moorpark LLC (CA)
Ashford Land Company, L.P. (DE)	Golf II Country Club Estates at Moorpark LLC (CA)
Audubon Ridge, L.P. (PA)	Goshen Road Land Company LLC (PA)
Belmont Country Club I LLC (VA)	Great Falls Hunt, L.P. (VA)
Belmont Country Club II LLC (VA)	Greens at Waynesborough, L.P. (PA)
Belmont Land, L.P. (VA)	Greenwich Chase, L.P. (NJ)
Binks Estates Limited Partnership (FL)	Hatboro Road Associates LLC (PA)
Block 255 LLC (NJ)	Hawthorn Woods Country Club II LLC (IL)
Block 268 LLC (NJ)	Hoboken Cove LLC (NJ)
Blue Bell Country Club, L.P. (PA)	Hoboken Land I LLC (DE)
Brier Creek Country Club I LLC (NC)	Hoboken Land LP (NJ)
Brier Creek Country Club II LLC (NC)	Hockessin Chase, L.P. (DE)
Broad Run Associates, L.P. (PA)	HQZ Acquisitions, Inc. (MI)
C.B.A.Z. Construction Company LLC (AZ)	Huckins Farm Limited Partnership (MA)
C.B.A.Z. Holding Company LLC (DE)	Jacksonville TBI Realty LLC (FL)
CC Estates Limited Partnership (MA)	Laurel Creek, L.P. (NJ)
Cold Spring Hunt, L.P. (PA)
Coleman-Toll Limited Partnership (NV)

Lighthouse Point Land Company, LLC (FL)	Southport Landing Limited Partnership (CT)
Liseter Land Company LLC (PA)	Springton Pointe, L.P. (PA)
Liseter, LLC (DE)	SR Amberlea LLC (VA)
Long Meadows TBI, LLC (MD)	SRLP II LLC (VA)
Longmeadow Properties LLC (MD)	Stone Mill Estates, L.P. (PA)
Loudoun Valley Associates, L.P. (VA)	Swedesford Chase, L.P. (PA)
MA Limited Land Corporation (DE)	Tampa TBI Realty LLC (FL)
Martinsburg Ventures, L.L.C. (VA)	TB Kent Partners LLC (DE)
Mizner Realty, L.L.C. (FL)	TB Proprietary Corp. (DE)
Morgan Street JV LLC (DE)	TBI/Naples Limited Partnership (FL)
Naples TBI Realty, LLC (FL)	TBI/Palm Beach Limited Partnership (FL)
NC Country Club Estates Limited Partnership (NC)	Tenby Hunt, Inc. (DE)
Orlando TBI Realty LLC (FL)	The Bird Estate Limited Partnership (MA)
Paramount Village LLC (CA)	The Regency Golf Club I LLC (VA)
Phillips Drive LLC (MD)	The Regency Golf Club II LLC (VA)
Placentia Development Company, LLC (CA)	The Ridges at Belmont Country Club I LLC (VA)
Plum Canyon Master LLC (DE)	The Ridges at Belmont Country Club II LLC (VA)
Porter Ranch Development Co. (CA)	The Silverman Building Companies, Inc. (MI)
PRD Investors, Inc. (DE)	Toll Architecture I, P.A. (DE)
PRD Investors, LLC (DE)	Toll Architecture, Inc. (DE)
Prince William Land I LLC (VA)	Toll at Brier Creek Limited Partnership (NC)
Prince William Land II LLC (VA)	Toll at Honey Creek Limited Partnership (MI)
PT Maxwell Holdings, LLC (NJ)	Toll at Westlake, L.P. (NJ)
PT Maxwell, L.L.C. (NJ)	Toll at Whippoorwill, L.P. (NY)
Rancho Costera LLC (DE)	Toll Austin TX II LLC (TX)
Regency at Denville LLC (NJ)	Toll Austin TX III LLC (TX)
Regency at Dominion Valley LLC (VA)	Toll Austin TX LLC (TX)
Regency at Mansfield I LLC (NJ)	Toll AZ GP Corp. (DE)
Regency at Mansfield II LLC (NJ)	Toll BBC II LLC (TX)
Regency at Washington I LLC (NJ)	Toll BBC LLC (TX)
Regency at Washington II LLC (NJ)	Toll Brooklyn L.P. (NY)
SH Homes Corporation (MI)	Toll Bros. of Arizona, Inc. (AZ)
Shapell Hold Properties No. 1, LLC (DE)	Toll Bros. of North Carolina II, Inc. (NC)
Shapell Homes, Inc. (DE)	Toll Bros. of North Carolina III, Inc. (NC)
Shapell Industries, Inc. (DE)	Toll Bros. of North Carolina, Inc. (NC)
Shapell Land Company, LLC (DE)	Toll Bros., Inc. (DE)
SI Investment Corporation (MI)	Toll Bros., Inc. (PA)
Silverman-Toll Limited Partnership (MI)	Toll Bros., Inc. (TX)
Sorrento at Dublin Ranch I LP (CA)	Toll Brothers AZ Construction Company (AZ)
Sorrento at Dublin Ranch III LP (CA)	Toll Brothers AZ Limited Partnership (AZ)
South Riding Amberlea LP (VA)
South Riding Partners Amberlea LP (VA)
South Riding Partners, L.P. (VA)
South Riding Realty LLC (VA)
South Riding, L.P. (VA)

Toll Brothers Canada USA, Inc. (DE)	Toll FL II Limited Partnership (FL)
Toll Brothers Real Estate, Inc. (PA)	Toll FL III Limited Partnership (FL)
Toll Brothers, Inc. (DE)	Toll FL IV Limited Partnership (FL)
Toll Buckeye Corp. (DE)	Toll FL IV LLC (FL)
Toll CA GP Corp. (CA)	Toll FL Limited Partnership (FL)
Toll CA Holdings, Inc. (DE)	Toll FL V Limited Partnership (FL)
Toll CA I LLC (CA)	Toll FL V LLC (FL)
Toll CA II, L.P. (CA)	Toll FL VI Limited Partnership (FL)
Toll CA III LLC (CA)	Toll FL VII Limited Partnership (FL)
Toll CA III, L.P. (CA)	Toll FL VIII Limited Partnership (FL)
Toll CA IV, L.P. (CA)	Toll FL X Limited Partnership (FL)
Toll CA IX, L.P. (CA)	Toll FL XII Limited Partnership (FL)
Toll CA Note II LLC (CA)	Toll FL XIII Limited Partnership (FL)
Toll CA V, L.P. (CA)	Toll Ft. Myers Limited Partnership (FL)
Toll CA VI, L.P. (CA)	Toll GA GP Corp. (GA)
Toll CA VII, L.P. (CA)	Toll GA LP (GA)
Toll CA VIII, L.P. (CA)	Toll Glastonbury LLC (CT)
Toll CA X, L.P. (CA)	Toll Golden Corp. (DE)
Toll CA XI, L.P. (CA)	Toll Granite Corp. (DE)
Toll CA XII, L.P. (CA)	Toll Grove LP (NJ)
Toll CA XIX, L.P. (CA)	Toll Henderson LLC (NV)
Toll CA XX, L.P. (CA)	Toll Hoboken LLC (DE)
Toll CA, L.P. (CA)	Toll Holdings, Inc. (DE)
Toll Cedar Hunt LLC (VA)	Toll Houston TX LLC (TX)
Toll Centennial Corp. (DE)	Toll Hudson LP (NJ)
Toll CO GP Corp. (CO)	Toll IL GP Corp. (IL)
Toll CO I LLC (CO)	Toll IL HWCC, L.P. (IL)
Toll CO II, L.P. (CO)	Toll IL II, L.P. (IL)
Toll CO III, L.P. (CO)	Toll IL III, L.P. (IL)
Toll CO, L.P. (CO)	Toll IL IV, L.P. (IL)
Toll Corners LLC (DE)	Toll IL WSB, L.P. (IL)
Toll Corp. (DE)	Toll IL, L.P. (IL)
Toll CT II Limited Partnership (CT)	Toll IN LLC (IN)
Toll CT III Limited Partnership (CT)	Toll Jacksonville Limited Partnership (FL)
Toll CT IV Limited Partnership (CT)	Toll Jupiter LLC (FL)
Toll CT Limited Partnership (CT)	Toll Land Corp. No. 10 (DE)
Toll Dallas TX LLC (TX)	Toll Land Corp. No. 20 (DE)
Toll DE II LP (DE)	Toll Land Corp. No. 43 (DE)
Toll DE LP (DE)	Toll Land Corp. No. 50 (DE)
Toll Development Company, Inc. (MI)	Toll Land Corp. No. 6 (PA)
Toll Diamond Corp. (DE)	Toll Land IV Limited Partnership (NJ)
Toll EB, LLC (DE)	Toll Land IX Limited Partnership (VA)
Toll Equipment, L.L.C. (DE)	Toll Land V Limited Partnership (NY)
Toll Estero Limited Partnership (FL)	Toll Land VI Limited Partnership (NY)
Toll FL GP Corp. (FL)	Toll Land VII LLC (NY)
Toll FL I, LLC (FL)	Toll Land X Limited Partnership (VA)

Toll Land XI Limited Partnership (NJ)

Toll Land XIX Limited Partnership (CA)

Toll Land XV Limited Partnership (VA)

Toll Land XVI Limited Partnership (NJ)

Toll Land XVIII Limited Partnership (CT)

Toll Land XX Limited Partnership (CA)

Toll Land XXI Limited Partnership (VA)

Toll Land XXII Limited Partnership (CA)

Toll Land XXIII Limited Partnership (CA)

Toll Land XXV Limited Partnership (NJ)

Toll Land XXVI Limited Partnership (OH)

Toll Lexington LLC (NY)

Toll Livingston at Naples Limited Partnership (FL)

Toll MA Development LLC (MA)

Toll MA Holdings LLC (DE)

Toll MA I LLC (MA)

Toll MA II LLC (MA)

Toll MA III LLC (MA)

Toll MA IV LLC (MA)

Toll MA Land II GP LLC (DE)

Toll MA Land Limited Partnership (MA)

Toll MA Management LLC (MA)

Toll MD AF Limited Partnership (MD)

Toll MD Builder Corp. (MD)

Toll MD Builder I, L.P. (MD)

Toll MD I, L.L.C. (MD)

Toll MD II Limited Partnership (MD)

Toll MD II LLC (MD)

Toll MD III Limited Partnership (MD)

Toll MD III LLC (MD)

Toll MD IV Limited Partnership (MD)

Toll MD IV LLC (MD)

Toll MD IX Limited Partnership (MD)

Toll MD Limited Partnership (MD)

Toll MD V Limited Partnership (MD)

Toll MD VI Limited Partnership (MD)

Toll MD VII Limited Partnership (MD)

Toll MD VIII Limited Partnership (MD)

Toll MD X Limited Partnership (MD)

Toll MD XI Limited Partnership (MD)

Toll MI GP Corp. (MI)

Toll MI II Limited Partnership (MI)

Toll MI III Limited Partnership (MI)

Toll MI IV Limited Partnership (MI)

Toll MI Limited Partnership (MI)

Toll MI V Limited Partnership (MI)

Toll MI VI Limited Partnership (MI)

Toll Mid-Atlantic LP Company, Inc. (DE)

Toll Mid-Atlantic Note Company, Inc. (DE)

Toll Midwest LLC (DE)

Toll Midwest Note Company, Inc. (DE)

Toll MN GP Corp. (MN)

Toll MN II, L.P. (MN)

Toll MN, L.P. (MN)

Toll Morgan Street LLC (DE)

Toll Naval Associates (PA)

Toll NC GP Corp. (NC)

Toll NC I LLC (NC)

Toll NC II LP (NC)

Toll NC III LP (NC)

Toll NC IV LLC (NC)

Toll NC Note II LLC (NC)

Toll NC Note LLC (NC)

Toll NC, L.P. (NC)

Toll NH GP Corp. (NH)

Toll NH Limited Partnership (NH)

Toll NJ Builder I, L.P. (NJ)

Toll NJ I, L.L.C. (NJ)

Toll NJ II, L.L.C. (NJ)

Toll NJ II, L.P. (NJ)

Toll NJ III, L.P. (NJ)

Toll NJ III, LLC (NJ)

Toll NJ IV, L.P. (NJ)

Toll NJ V, L.P. (NJ)

Toll NJ VI, L.P. (NJ)

Toll NJ VII, L.P. (NJ)

Toll NJ VIII, L.P. (NJ)

Toll NJ XI, L.P. (NJ)

Toll NJ XII LP (NJ)

Toll NJ, L.P. (NJ)

Toll NJX-I Corp. (DE)

Toll North LV LLC (NV)

Toll North Reno LLC (NV)

Toll Northeast LP Company, Inc. (DE)

Toll Northeast Note Company, Inc. (DE)

Toll Northeast Services, Inc. (DE)

Toll Northville Limited Partnership (MI)

Toll NV GP Corp. (NV)

Toll NV Holdings LLC (NV)

Toll NV Limited Partnership (NV)

Toll NY II LLC (NY)

Toll NY III L.P. (NY)

Toll NY IV L.P. (NY)

Toll NY L.P. (NY)

Toll NY V L.P. (NY)

Toll OH GP Corp. (OH)

Toll Orlando Limited Partnership (FL)

Toll PA Builder Corp. (PA)

Toll PA Development LP (PA)

Toll PA GP Corp. (PA)

Toll PA II GP Corp. (PA)

Toll PA II, L.P. (PA)

Toll PA III GP Corp. (PA)

Toll PA III, L.P. (PA)

Toll PA IV, L.P. (PA)

Toll PA IX, L.P. (PA)

Toll PA Management LP (PA)

Toll PA V, L.P. (PA)

Toll PA VI, L.P. (PA)

Toll PA VIII, L.P. (PA)

Toll PA X, L.P. (PA)

Toll PA XI, L.P. (PA)

Toll PA XII, L.P. (PA)

Toll PA XIII, L.P. (PA)

Toll PA XIV, L.P. (PA)

Toll PA XIX, L.P. (PA)

Toll PA XV, L.P. (PA)

Toll PA XVI, L.P. (PA)

Toll PA XVII, L.P. (PA)

Toll PA XVIII, L.P. (PA)

Toll PA, L.P. (PA)

Toll Palmetto Corp. (DE)

Toll Peppertree, Inc. (NY)

Toll Realty Holdings Corp. I (DE)

Toll Realty Holdings Corp. II (DE)

Toll Realty Holdings LP (DE)

Toll Realty L.L.C. (FL)

Toll RI GP Corp. (RI)

Toll RI II, L.P. (RI)

Toll RI, L.P. (RI)

Toll San Antonio TX LLC (TX)

Toll SC GP Corp. (SC)

Toll SC II, L.P. (SC)

Toll SC III, L.P. (SC)

Toll SC IV, L.P. (SC)

Toll SC, L.P. (SC)

Toll South LV LLC (NV)

Toll South Reno LLC (NV)

Toll Southeast LP Company, Inc. (DE)

Toll Southeast Note Company, Inc. (DE)

Toll Southwest LLC (DE)

Toll Southwest Note Company, Inc. (DE)

Toll Stonebrae LP (CA)

Toll Stratford LLC (VA)

Toll SW Holding I Corp. (NV)

Toll SW Holding LLC (NV)

Toll TN GP Corp. (TN)

Toll TX GP Corp. (DE)

Toll TX Note LLC (TX)

Toll VA GP Corp. (DE)

Toll VA II, L.P. (VA)

Toll VA III L.L.C. (VA)

Toll VA III, L.P. (VA)

Toll VA IV, L.P. (VA)

Toll VA L.L.C. (DE)

Toll VA Member Two, Inc. (DE)

Toll VA V, L.P. (VA)

Toll VA VI, L.P. (VA)

Toll VA VII, L.P. (VA)

Toll VA VIII, L.P. (VA)

Toll VA, L.P. (VA)

Toll Van Wyck, LLC (NY)

Toll Vanderbilt I LLC (RI)

Toll Vanderbilt II LLC (RI)

Toll WA GP Corp. (WA)

Toll WA LP (WA)

Toll West Coast LLC (DE)

Toll WestCoast Note Company, Inc. (DE)

Toll WV GP Corp. (WV)

Toll WV LP (WV)

Toll YL II, L.P. (CA)

Toll YL, Inc. (CA)

Toll YL, L.P. (CA)

Toll-Dublin, L.P. (CA)

Toll-Dublin, LLC (CA)

Upper K Investors, Inc. (DE)

Upper K Investors, LLC (DE)

Upper K-Shapell, LLC (DE)

Vanderbilt Capital LLC (RI)

Village Partners, L.P. (PA)

Virginia Construction Co. I, LLC (VA)

Virginia Construction Co. II, LLC (VA)

West Amwell Limited Partnership (NJ)

Wilson Concord, L.P. (TN)